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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

             American Cellular Corporation
             ACC Lease Co., Inc.
             PCPCS Corporation
             American Cellular Wireless LLC
             Alexadra Cellular Corporation
             Chill Cellular Corporation
             ACC of West Virginia Corporation
             ACC of Pennsylvania LLC
             ACC of Tennessee LLC
             ACC of Minnesota Corporation
             ACC of Michigan Corporation
             Dutchess County Cellular TelCo, Inc.
             ACC of Ohio Corporation
             ACC of Wisconsin LLC
             ACC of Kentucky LLC
             Alton CellTelCo Cellular Corporation
             Alton CellTelCo
             ACC of Wausau Corporation